EXHIBIT 10.3

LOCK-UP AND LEAK-OUT AGREEMENT

THIS LOCK-UP AND LEAK-OUT AGREEMENT (this “Agreement”), made as of November 24, 2025 (the “Effective Date”), by and among the individuals who have signed a form of page 8 of this Agreement below (each a “Signature Page”, each signatory a “Shareholder” and collectively, the “Shareholders”) and GlobalTech Corporation, a Nevada corporation (the “Company”).

W I T N E S S E TH:

WHEREAS, each Shareholder holds that number of shares of the Company’s Series A Convertible Preferred Stock as are set forth next to his, her or its signature on the Signature Page (the “Preferred Stock”), which are, pursuant to their terms, convertible into shares of common stock, $0.0001 par value per share of the Company (the “Common Stock”) (which shares of Common Stock issuable upon conversion of the Preferred Stock, together with any and all other shares of Common Stock or other securities of the Company which a Shareholder may obtain beneficial or record ownership of during the Trading Period (defined below), as a result of the ownership of the Preferred Stock or Common Stock, the “Shares”), which Shares shall be subject to the terms of this Agreement as provided below;

WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions contained hereinafter to set forth conditions pursuant to which each Shareholder may transfer and sell the Shares; and

WHEREAS, the entry into this Agreement is a required term and condition of that certain share exchange agreement dated November 24, 2025, by and between 123 Investments Limited, a limited corporation organized under the laws of England and Wales, the Company, and the Shareholders (the “Exchange Agreement”).

NOW, THEREFORE, in consideration of the mutual premises set forth herein and in the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Shareholder, the parties hereto hereby agree as follows.

1. Trading Period. Each Shareholder hereby agrees that, without the prior written consent of the Company:

1.1. As to any Shares, during the period (a) beginning on the date that the Preferred Stock is converted into such Shares pursuant to the terms of the Preferred Stock, as applicable to any Shares issuable upon conversion of Preferred Stock, and (b) for a period of two (2) years thereafter (as applicable, such applicable period between (a) and (b), the “Trading Period”), the Shareholder will not, directly or indirectly Transfer of any of the Shares, except that the Shareholder may Transfer:

Lock-up and Leak-out Agreement

Shareholder of GlobalTech Corporation

(a) up to seven and a half percent (7.5%) of such Shareholder’s then individual shareholding in the Company’s Common Stock (“Shareholding”) any rolling period of three (3) consecutive months (calculated based on the total number of Shares held by such Shareholder as of the beginning of each rolling three (3) consecutive month period), and

(b) subject to such Shareholder Transferring a total of no more than thirty percent (30%) of such aggregate Shareholding (calculated based on the total number of Shares issued upon conversion of the Preferred Stock) during the entirety of the Trading Period, provided that

(c) the restrictions in (a) and (b) above, shall not apply to a Permitted Transfer.

The obligations and restrictions applicable to each Shareholder as set forth in Section 1.1 are defined as the “Trading Restrictions”.

1.2. “Transfer” means the direct or indirect, offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise. This includes private transfers to any beneficial owner.

1.3. “Permitted Transfer” means a Transfer from a Shareholder to:

(a) an Immediate Family Member of such Shareholder or any lineal descendant of such Shareholder or his or her Immediate Family Member. “Immediate Family Member” as used to indicate a relationship with any individual, means (a) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any other individual (other than a tenant or employee) sharing the household of that individual or (b) a trust, the beneficiaries of which are the individual and/or any Immediate Family Member of that individual; or

Lock-up and Leak-out Agreement

Shareholder of GlobalTech Corporation

(b) any entity Controlled by the Shareholder or any Person referenced in paragraph (a) of this definition; provided, however, an entity Controlled by any Person referenced in paragraph (a) of this definition shall only remain a Permitted Transferee for as long as such entity is Controlled by such Person. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise and “Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity, provided that

(c) such transferee enters into a form of this Agreement, agreeing to be bound by the terms hereof as an original Shareholder hereunder.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

1.4. Any attempted Transfer of Shares by any Shareholder which is not in compliance with this Agreement or which is in violation of the terms of this Agreement shall be void ab initio.

2. Representations and Warranties of Each Shareholder. Each Shareholder individually, and not jointly or severally, represents, warrants and agrees that:

2.1. The Shareholder is the sole record and beneficial owner of the Preferred Stock and has good and marketable title to all of the Preferred Stock. Shareholder has sole managerial and dispositive authority with respect to the Preferred Stock and has not granted any person a proxy or option to buy the Preferred Stock that has not expired or been validly withdrawn.

2.2. The Preferred Stock and the Shares and any certificate evidencing such Preferred Stock and Shares and/or any book-entry notation representing the Preferred Stock and Shares, may, at the request of the Company, be stamped or otherwise imprinted or noted with a conspicuous legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT BETWEEN CERTAIN SHAREHOLDERS OF THE COMPANY, INCLUDING THE HOLDER, AND THE COMPANY, DATED AS OF NOVEMBER 21, 2025. A COPY OF THE LOCK-UP AND LEAK-OUT AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

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Shareholder of GlobalTech Corporation

3. Right to Reject Dispositions. In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (ii) to imprint on any certificate representing Shares beneficially owned by a Shareholder (or any book-entry relating to such Shares) with a legend describing the restrictions contained herein.

4. Power and Authority. Each party hereto respectively represents and warrants that such party has full power and authority to enter into this Agreement and that, upon request of the Company, each Shareholder will execute any additional documents necessary in connection with the enforcement hereof.

5. No Assignment; Binding Nature. No party may assign this Agreement in whole or in part, without the written consent of the other parties. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

6. Miscellaneous.

6.1. Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.2. Entire Agreement of the Parties. The Agreement constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. No covenant, representations, or conditions, which are not expressed in the Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

6.3. Further Assurances. All parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement.

Lock-up and Leak-out Agreement

Shareholder of GlobalTech Corporation

6.4. Specific Performance. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled. The Shareholder therefore agrees that, in the event of any such breach or threatened breach of this Agreement or the terms and conditions hereof by the Shareholder, the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

6.5. Governing Law, Arbitration and Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A.

(b) The parties shall first attempt to amicably resolve within thirty (30) days any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof, through mutual discussions carried out in good faith between the Shareholders on the one hand, and the Company, on the other hand. If such dispute, controversy of claim is not resolved within the thirty (30) day time limit referred to in the preceding sentence, then the parties shall appoint a third party mediator to resolve the deadlock, it being acknowledged and agreed that such mediation shall be in accordance with an internationally recognized model procedure, such as the Center for Effective Dispute Resolution (CEDR), and shall be completed within thirty (30) days. The parties shall refer any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof that has not been resolved in accordance with the preceding two sentences to arbitration in Paris, France, in accordance with the Arbitration Rules of the International Chamber of Commerce for the time being in force (the “Rules”), which are deemed to be incorporated by reference into this Section 6.5(b). The arbitral tribunal shall consist of three arbitrators, appointed in accordance with the Rules. The arbitration shall be conducted in English. When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute the parties shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations under this Agreement. An award made by the arbitral tribunal pursuant to an arbitration in accordance with this Section 6.5(b) shall be treated as final and binding on the parties and enforceable in accordance with all applicable laws. The costs of any arbitration shall be split between the Company and the Shareholders, provided that in the event of a CEDR mediation, each party shall pay their own costs.

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Shareholder of GlobalTech Corporation

(c) Subject to sub-clause (b) above of this Section 6.5, the Courts at Reno, Nevada, shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement.

6.6. Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

6.7. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

Lock-up and Leak-out Agreement

Shareholder of GlobalTech Corporation

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above.

THE COMPANY: GlobalTech Corporation

By:	/s/ Dana F. Green
Its: Chief Executive Officer
Printed Name: Dana F. Green

[Signature Pages of Shareholders follow.]

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Shareholder of GlobalTech Corporation

SHAREHOLDERS:

/s/ Stephen Buck

Stephen Buck

Preferred Stock Shares Beneficially Owned: 78,593 Shares of Series A Convertible Preferred Stock at the time of entry into this Agreement and 87,326 Shares of Series A Convertible Preferred Stock following the issuance of the Holdback Shares

/s/ John Patrick Bywater

John Patrick Bywater

Preferred Stock Shares Beneficially Owned: 4,207 Shares of Series A Convertible Preferred Stock at the time of entry into this Agreement and 4,674 Shares of Series A Convertible Preferred Stock following the issuance of the Holdback Shares

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Lock-up and Leak-out Agreement

Shareholder of GlobalTech Corporation